Exhibit 99.1
Kerr-McGee to Present at Energy Summit

Oklahoma City, Jan. 27, 2005 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) senior vice president responsible for oil and gas exploration and production, will speak at the 2005 Credit Suisse First Boston Energy Summit in Vail, Colo. on February 3, at 11:40 a.m. CST. You can listen to the presentation by logging on to Kerr-McGee’s website at www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on the website for 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion. For more information on the company, visit www.kerr-mcgee.com.

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Investor Contact:	Rick Buterbaugh Direct: 405-270-3561
Media Contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

05-04